Exhibit (q)(4)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul A. Bachtold, John A. Blaisdell, John E. Price, and Jeremy L. Radcliffe, each an officer of SALIENT PURE TREND OFFSHORE FUND LTD. (the “COMPANY”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to, with respect to information that relates to the Company: sign the Registration Statement on Form N-1A of Salient MF Trust (the “Trust”), relating to the proposed establishment of the Trust, and any amendments to the Registration Statement, including pre- and post-effective amendments; to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (File No. 333-180225), the Securities Exchange Act of 1934 and the Investment Company Act of 1940 (File No. 811-22678); and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE COMPANY	DATE

/s/ John A. Blaisdell	Director, President (Principal Executive	August 23, 2012
John A. Blaisdell	Officer)

/s/ Karin B. Bonding	Director	August 23, 2012
Karin B. Bonding

/s/ Jonathan P. Carroll	Director	August 23, 2012
Jonathan P. Carroll

/s/ Dr. Bernard A. Harris, Jr.	Director	August 23, 2012
Dr. Bernard A. Harris, Jr.

/s/ Richard C. Johnson	Director	August 23, 2012
Richard C. Johnson

/s/ G. Edward Powell	Director	August 23, 2012
G. Edward Powell

/s/ John E. Price	Treasurer (Principal Financial Officer)	August 23, 2012
John E. Price

/s/ Jeremy L. Radcliffe	Director, Secretary	August 23, 2012
Jeremy L. Radcliffe

/s/ Scott E. Schwinger	Director	August 23, 2012
Scott E. Schwinger